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                                                                  Exhibit 23.1

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 10, 2000 on the consolidated financial statements of Sonus Networks, Inc. included in Sonus Networks, Inc.'s Prospectus filed pursuant to Rule 424(b)(1) File No. 333-52682 dated January 12, 2001 and to all references to our Firm included in this registration statement.


                                        /s/ ARTHUR ANDERSEN LLP


Boston, Massachusetts
January 31, 2001